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                                                                     Exhibit (k)

Metropolitan Life Insurance Company
One MetLife Plaza
27-01 Queens Plaza North
Long Island City, NY 11101

JOHN R. MURPHY
Associate General Counsel
Tel 212 578-3096

December 7, 2007

MetLife Insurance Company of Connecticut
MetLife of CT Variable Life Insurance Separate Account One
One Cityplace
Hartford, Connecticut 06103

Gentlemen:

In my capacity as Associate General Counsel of Metropolitan Life Insurance Company, I am rendering the following opinion in connection with the merger of MetLife Life and Annuity Company of Connecticut into MetLife Insurance Company of Connecticut (the "Company") and the related filing with the Securities and Exchange Commission of the registration statement on Form N-6 (File No. 811-08952) under the Securities Act of 1933, as amended. The Registration Statement is being filed with respect to certain variable life insurance policies (the "Policies") funded through MetLife of CT Variable Life Insurance Separate Account One (the "Separate Account").

It is my professional opinion that:

     1. The Company is duly organized and existing under the laws of the State of Connecticut and has been duly authorized to do business and to issue variable life insurance policies by the Insurance Commission of the State of Connecticut.

     2. The Separate Account is a duly authorized and validly existing separate account established pursuant to Section 38a-433 of the Connecticut General Statutes.

     3. The Policies covered by the above Registration Statement, and all post-effective amendments relating thereto, will be approved and authorized by the Insurance Commissioner of the State of Connecticut and when issued will be valid, legal and binding obligations of the Company and the Separate Account.

     4. Assets of the Separate Account are not chargeable with liabilities arising out of any other business the Company may conduct.

In forming this opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary and appropriate.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Respectfully submitted,


/s/ John R. Murphy
John R. Murphy
Associate General Counsel